Exhibit 10.21

SUBLEASE BETWEEN

Coldwell Banker Real Estate Services LLC
Sublessor

And

Wright Investors’ Service Holdings, Inc.
Sublessee

At

177 West Putnam Avenue, Greenwich, Connecticut

TABLE OF CONTENTS

1.	Term	1
2.	Possession	1
3.	Incorporation of Master Lease	2
4.	Sublessee's Assumption of Master Lease Obligations and Benefits	2
5.	Rental	3
6.	Real Estate Taxes and Building Insurance	4
7.	Utilities and Services	4
8.	Use of the Premises	4
9.	Hazardous Materials	4
10.	Security Deposit	5
11.	Insurance	5
12.	Waiver of Subrogation	7
13.	Termination of Master Lease	7
14.	Repairs and Alterations	7
15.	Sublessee to Keep Premises Free of Liens	8
16.	Assignment and Subletting	8
17.	Continuing Liability of Sublessor	9
18.	Notices	9
19.	Notice of Default	9
20.	Sublessee Defaults and Remedies	9
21.	Counterparts	11
22.	Brokers and Commissions	11
23.	Choice of Law	12
24.	Observance of Law	12
25.	Attorney's Fees	12
26.	Consents	12
27.	Force Majeure	12
28.	Severability	12
29.	Titles and Headings	13
30.	Changes, Waivers, Discharge and Modifications in Writing	13
31.	Contingencies	13
32.	Furniture	13
CONSENT TO SUBLEASE		15
EXHIBIT A		A
EXHIBIT B		B

SUBLEASE

THIS SUBLEASE is made as of this ____ day of August 2014, by and between Coldwell Banker  Real Estate Services LLC, a Delaware limited liability company ("Sublessor"), and Wright Investors’ Service Holdings, Inc., a Delaware corporation ("Sublessee").

R E C I T A L S

A.           The Marjorie M. Rowe Revocable Trust Dated October 29, 1998 ("Landlord"), and Sublessor are the landlord and tenant, respectively, under that certain lease dated October 6, 2008, as amended by First Amendment to Lease dated as of June 28, 2013 (attached hereto as Exhibit "A" and incorporated herein by reference) (the lease, as modified, is herein referred to as the "Master Lease").  Under the terms of the Master Lease, Landlord is leasing to Sublessor certain premises described in the Master Lease (the "Premises") for a term expiring on October 31, 2019 (the " Master Lease Expiration Date"), unless extended or sooner terminated pursuant to any of the terms, covenants or conditions of the Master Lease or pursuant to law.  The common address of the building in which the Master Lease Premises are located is 177 West Putnam Avenue, Greenwich, Connecticut;

B.           Sublessor has agreed to sublet to Sublessee the Premises consisting of approximately 10,000 rentable square feet, and Sublessee has agreed to hire and take the Premises from Sublessor, on the terms and conditions set forth herein.

NOW, THEREFORE, Sublessor and Sublessee agree as follows:

1.           Term.

Sublessor sublets the Premises to Sublessee and Sublessee hires and takes the Premises from Sublessor for a term (the “Sublease Term”) commencing on the date which is one (1) business days after satisfaction of the conditions set forth in Section 31 and 2(a)(2) hereof (the "Sublease Commencement Date") and ending on September 30, 2019 (the "Sublease Expiration Date"), unless terminated earlier in accordance with the provisions hereinafter set forth; provided, however, that in the event that the Sublease Commencement Date has not occurred by September 30, 2014, Sublessee shall have the right to terminate this Sublease by written notice given to Sublessor at any time prior to delivery of the Premises to Sublessee for any purposes, including, without limitation fixturing and/or tenant improvements (which shall remain subject to the alterations provisions of this Sublease and the Master Lease).  Such subletting shall be in all respects subject and subordinate to the terms, covenants and conditions of the Master Lease.  Sublessor and Sublessee acknowledge and agree that Sublessor's right, if any, to extend the term of the Master Lease, or to exercise any other options contained in the Master Lease, including any option to purchase, shall not be exercisable by Sublessee and, at the end of the Sublease Term, Sublessee's right to possess the Premises under this Sublease shall terminate and no longer be of any force or effect.

2.           Possession.

a)           Delivery of Possession.

(1) Sublessor agrees to deliver possession of the Premises to Sublessee upon the Sublease Commencement Date in as-is condition, provided that any furniture or personal property of Sublessor remaining in the Premises on the Commencement Date shall be deemed abandoned and may be discarded by Sublessee without liability to Sublessor.

(2) Notwithstanding the foregoing, Sublessor shall not be obligated to deliver possession of the Premises to Sublessee until Sublessor has received from Sublessee all of the following: (i) the Security Deposit (if any) and the first month's rent, provided that Sublessor acknowledges that the first month’s rent shall be applied to the first monthly installment of Base Rent payable under this Sublease; (ii) copies of policies of insurance or certificates thereof as required under this Sublease; and (iii) copies of all governmental permits and authorizations required in connection with Sublessee's use of the Premises or operation of its business upon the Premises, if any.

b)           Condition of Premises.  Sublessee's taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Sublessee took possession.  No promise of Sublessor to alter, remodel, repair or improve the Premises or the Building in which the Premises may be situated have been made by Sublessor to Sublessee.  Sublessee, at its cost and expense, shall perform all work necessary to prepare the Premises for Sublessee's occupancy thereof.  At the expiration or earlier termination of the Sublease Term, Sublessee shall return the Premises broom-clean and in as good condition as when Sublessee took possession, ordinary wear and tear excepted.  Sublessee shall remove any improvements or alterations made to the Premises by or on Sublessee's behalf and restore the Premises to the original condition prior to installation of such improvements or alterations; provided, however that Sublessee shall only be required to remove such improvements or alterations and restore the Premises to the extent that Sublessor is required to remove and restore the same under the Master Lease, failing which Sublessor may restore the Premises to such condition and Sublessee shall pay the cost thereof on demand.  Sublessor shall forward to Sublessee any notices received from Landlord with respect to such restoration.

c)           Late Delivery.  Subject to and except as provided in Section 1 of this Sublease, Sublessee agrees that if Sublessor is unable to deliver possession of the Premises to Sublessee on or prior to the Sublease Commencement Date, this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage resulting therefrom, nor shall the Sublease Expiration Date of the term be in any way extended.

3.           Incorporation of Master Lease.
The terms, covenants, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease, which terms and conditions are incorporated herein by reference as though fully set forth, except as otherwise expressly provided in this Sublease and except for the following:  Par. 3, 4 8(a), 8 (b), 23, 27, First Amendment to Lease Par. 1-4. To the extent any terms or provisions of this Sublease contradict or conflict with any of the terms or provisions of the Master Lease, the terms and provisions of this Sublease shall control as between Sublessor and Sublessee only.  Sublessor and Sublessee expressly agree, however, that Sublessor assumes none of the Landlord's obligations as set forth in the Master Lease.  Sublessee agrees to look solely to Landlord for performance of those obligations and to hold Sublessor harmless from any claim arising from Landlord's failure to grant consent to this Sublease or Landlord’s failure to perform its obligations under the Master Lease, unless such failure to perform its obligations under the Master Lease is due to Sublessor's breach of the Master Lease.

4.           Sublessee's Assumption of Master Lease Obligations and Benefits.
Except as otherwise expressly provided to the contrary in this Sublease including Section 3 above, (a) Sublessee expressly assumes and agrees to perform and comply with all of the terms, covenants and conditions of the Master Lease that are to be observed and performed thereunder by Sublessor during the Sublease Term (or thereafter to the extent that such terms, covenants and conditions survive the expiration or earlier termination of the Sublease Term) with respect to the Premises, and (b) Sublessee shall indemnify, defend and save Sublessor harmless from and against any loss, damage, cost or reasonable expense which Sublessor may sustain or incur by reason of any failure on the part of Sublessee so to observe and perform the same except to the extent that Sublessee is unable to so observe and perform the same as a result of Sublessor’s actions or Sublessor’s breach of the Master Lease.

5.           Rental.
During the Term, Sublessee covenants and agrees to pay to Sublessor, in advance by the first day of each month, without demand, deduction, offset or notice, base rental for the Premises in accordance with the following schedule (the “Base Rent”):

Term	Base Rent/Month
Sublease Commencement Date through - 12/14/14	$0.00
12/15/14 through 6/30/2015	$19,167.00
7/1/2015 through 6/30/2016	$19,742.00
7/1/2016 through 6/30/2017	$20,334.00
7/1/2017 through 6/30/2018	$20,944.00
7/1/2018 through 6/30/2019	$21,572.00
7/1/2019 through 9/30/2019	$22,219.00

All payments shall be made payable to Coldwell Banker Real Estate Services LLC,  and forwarded to the following lock box address (or such other place as Sublessor shall have designated in writing):

Fell Administration
P.O. Box 809384
Chicago, IL  60680-9384

Attention: Gil Fell

It is understood that Base Rent shall be net to Sublessor, and any other charges that Sublessor may incur on account of the Premises, pursuant to the Master Lease or otherwise, shall be the sole responsibility of Sublessee, and such other charges shall be in addition to the Base Rent due hereunder (such other charges are herein referred to as "Additional Rent").

Except as provided in Section 6 below, for purposes of determining the share of the Additional Rent attributable to the Premises and payable by Sublessee hereunder, any amounts payable by Sublessor on account of the Premises shall be multiplied by a fraction, the numerator of which shall be the rentable square foot area of the Premises and the denominator of which shall be the rentable square foot area of the Master Lease Premises.  Any amounts payable by Sublessor under the Master Lease or otherwise solely on account of the Premises shall be paid by Sublessee at the rate of 100%.

If Sublessee fails to pay when due any Base Rent or Additional  Rent that Sublessee is obligated to pay under the terms of this Sublease, the unpaid amounts shall bear interest at the rate of 12% per annum.  In addition to interest, after the first instance during the term, if Sublessor does not receive the entire amount payable within ten (10) days from the date it is due, Sublessee shall pay Sublessor a late charge equal to ten percent (10%) of outstanding amount.  Sublessor and Sublessee agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Sublessor for the loss suffered from such nonpayment by Sublessee.  Acceptance of any interest or late charge shall not constitute a waiver of Sublessee's default with respect to such nonpayment by Sublessee nor prevent Sublessor from exercising any other rights or remedies available to Sublessor under this Sublease.  Any payment of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00.

6.           Real Estate Taxes and Building Insurance.
 Commencing on July 1, 2015 throughout the Term of this Sublease:

(i)      Sublessee shall pay “Taxes,” as more particularly described in Section 9 of the Master Lease, to the extent that the Taxes are in excess of the Taxes that are payable for the period commencing on July 1, 2014 through and including June 30, 2015; and

(ii)     Sublessee shall pay the insurance payable to Landlord by Sublessor, as tenant under Section 12 (d) of the Master Lease, to the extent that such insurance is in excess of the insurance that is payable for the period commencing on July 1, 2014 through and including June 30, 2015.

7.           Utilities and Services.
Sublessee shall pay for all water, gas, heat, power, and other utilities supplied to the Premises for any period covering the Sublease Term. Sublessee shall pay for any services supplied to the Premises, including, without limitation, janitorial services, landscaping and snow removal for the Premises for any period covering the Sublease Term.  Sublessee shall secure vendors and/or contractors for performing the services.   Any vendors or contractors providing services pursuant to this Section 7 shall be subject to the prior written consent of Landlord and Sublessor.

8.           Use of the Premises.
Sublessee, along with its successors or assigns, shall be limited in use of the Premises to that use specified in the Master Lease.  Sublessee shall not conduct any activity or perform any act prohibited by the laws of the United States of America or the state in which the Premises are located or the ordinances of the city or county in which the Premises is situated and shall not commit waste nor suffer waste to be committed, nor permit any nuisance on or in the Premises.  Sublessee shall not utilize any unethical method of business operation, nor shall any space in the Premises be used for living quarters, whether temporary or permanent.  Sublessee shall not do anything, or permit anything to be done, in or about the Premises, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or do anything in conflict with the pertinent laws, rules or regulations of any governmental authority.  Sublessee shall not use or keep in, on or about the Premises or the property upon which the Premises may be situated, any hazardous, flammable or explosive fluid or substance or any illuminating material, unless it is battery powered or UL approved.  Sublessee shall at all times maintain an adequate number of suitable fire extinguishers on the Premises for use in case of local fires, including electrical or chemical fires.
9.           Hazardous Materials.
Sublessee, including its agents, employees, contractors and invitees, shall not cause nor permit the presence, release, storage, use or handling of any toxic substances or hazardous materials in, about or under the Premises, nor the Building nor the real property of which the Premises may be a part.  If Sublessee breaches the obligations stated in the preceding sentence, or if the presence of any such toxic substances or hazardous materials on or about the Premises caused or permitted by Sublessee results in contamination of the Premises, the real property of which the Premises may be a part, or any adjacent property, then Sublessee shall indemnify, defend and hold Sublessor and Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses  which arise during or after the Term hereof, as a result of such contamination.  Nothing contained herein shall be deemed or construed to limit the liability of Sublessee to Sublessor or Landlord hereunder for the breach of any covenant of Sublessee under this Section.

Sublessee shall not be responsible for any toxic substances or hazardous materials in, about or under the Premises, nor the real property of which the Premises may be a part on the Sublease Commencement Date except to the extent that Sublessee creates or exacerbates any condition.

The provisions of this Section shall survive the expiration or earlier termination of this Sublease and Sublessee’s surrender of the Premises to Sublessor.

10.           Security Deposit.
Sublessee herewith deposits with Sublessor the sum of fifty seven thousand five hundred and one  dollars ($57,501.00) as security for the full and faithful performance of every provision of this Sublease to be performed by Sublessee.  If Sublessee defaults with respect to any term, provision or covenant of this Sublease, including but not limited to the provisions of this Sublease relating to the payment of rent, after the giving of notice and expiration of applicable grace periods.  Sublessor may use, apply or retain all or any part of this security deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Sublessor becomes obligated to spend by reason of Sublessee's default, or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default.  If any portion of said deposit is so used or applied, Sublessee shall within ten  (10) days after written demand therefor deposit cash with Sublessor in amounts sufficient to restore the security deposit to its original amount and Sublessee's failure to do so shall be an event of default under this Sublease.  Sublessor shall not be required to keep this security deposit separate from its general funds and Sublessee shall not be entitled to interest on such deposit.  If Sublessee shall fully and faithfully perform every provision of this Sublease to be performed by it, the security deposit or any balance thereof shall be returned to Sublessee within thirty (30) days after the expiration or earlier termination of the Sublease Term (other than as a result of Sublessee’s default).

11.           Insurance.
(a) At all times while this Sublease is in effect, Sublessee agrees to maintain at its expense, with an insurance carrier satisfactory to Sublessor the insurance required to be maintained by Sublessor under the Master Lease and the following:

(i)           Workers’ Compensation and Employer’s Liability.  Workers’ Compensation insurance for statutory limits or a State certificate.  Employer’s Liability coverage should have limits of not less than $500,000.

(ii)           Liability Insurance.

1)           Commercial General Liability Insurance, including contractual liability insurance coverage insuring all of Sublessee's indemnity obligations under this Sublease, personal injury, completed operations and Fire Legal Liability Insurance, which covers the Premises and Sublessee's operations.   The insurance will be primary and not excess, with a combined single limit of not less than One Million ($1,000,000.00) Dollars for bodily injury, including death, and property damage for any one occurrence.

2)           Such other liability insurance as may be reasonably required by Sublessor.

(iii)           Property Insurance.

1)           Noncontributory, "All-Risk" property insurance covering all improvements located on the Premises and trade fixtures, merchandise and other personal property of Sublessee from time to time in, on or about the Premises, in an amount not less than one hundred (100%) percent of their actual replacement cost from time to time.  Such insurance shall be primary and not excess and shall protect Sublessee from damage or other loss caused by fire or other casualty or cause including sprinkler damage, vandalism and malicious mischief.

2)           This subrogation waiver will preclude the assignment of any insurance claim by way of subrogation to any insurer.  Sublessee agrees to give immediately to each appropriate insurer written notice, if required, of the terms of this waiver and, if necessary, have said insurance policies properly endorsed to prevent the invalidation of the insurance coverages by reason of this waiver, if required by the insurance policies.

3)           Sublessee shall indemnify Sublessor and Landlord against any loss or expense, including but not limited to reasonable attorneys’ fees, resulting from the failure to obtain such insurance subrogation waiver.  This subrogation waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Sublease.

4)           The provisions of this Section will survive the termination or earlier expiration of this Sublease.

(iv)           Additional Insurance Requirements.

1)           On the general liability policy Sublessee must name Realogy Holdings Corp. and Sublessor as additional insureds.  All insurance policies shall be primary to any self-insurance or insurance policies carried by Sublessor or Landlord.  Both Sublessor and Sublessee agree that neither party shall be responsible to the other for consequential indirect or special damages.

2)           Sublessee agrees to furnish Sublessor, (i) contemporaneously with Sublessee’s execution of this Sublease and (ii) on each anniversary of the Commencement Date, with a certificate of insurance evidencing the insurance required by this Section.  Such certificate will provide that said insurance may not be canceled or materially modified for any reason, including without limitation, non-payment of premium, except upon at least thirty (30) days prior written notice to Sublessor c/o Realogy, 175 Park Avenue, Madison, New Jersey 07940, Attention: Corporate Real Estate or to Sublessor at such other address as Sublessor may designate from time to time, in writing.  Certificates evidencing the renewal of such policy shall be delivered to Sublessor as soon as available but no later than ten (10) days prior to the expiration date of such policy. Sublessee shall be in material breach of this Sublease if Sublessee fails to provide said certificate or if any insurance required hereunder is not procured or is canceled or materially modified without the consent of Sublessor.  If at any time Sublessee fails or neglects to maintain the insurance required pursuant to this Sublease or fails or neglects to deliver evidence of insurance as required pursuant hereto, Sublessor may, at its option, but without any obligation to do so, (a) terminate this Sublease or (b) upon five (5) days prior written notice thereof, effect such insurance as the agent of and at the expense of Sublessee, by taking out policies in companies satisfactory to Sublessor for a period not exceeding one (1) year in any one policy. Such insurance shall be kept in force as long as necessary to protect Sublessor’s interest.  Sublessor shall not be limited in the proof of any damages which it may claim against Sublessee, arising out of or by reason of Sublessee’s failure to provide and keep in force insurance as provided herein, to the amount of the insurance premium or premiums not paid or incurred by Sublessee which would have been payable upon such insurance. Sublessor shall be entitled to recover as damages for such breach the uninsured amount of any loss or damages and the costs and expense of suit suffered or incurred during any period when Sublessee shall have failed or neglected to provide such insurance.  The cost of any such insurance procured by Sublessor shall be added to the monthly rent for the following month, and same shall be considered as part of the rent, and Sublessor shall have the same rights and privileges for the collection thereof as if same were rent.

(b)           All policies required herein shall be purchased from insurers licensed in the state in which the Premises are located and shall be rated in the most recent Best’s Insurance Reports as having a minimum policyholder’s rating of "A-" and a financial category no lower than "VI" ($25 million to $50 million of adjusted policyholder’s surplus).

12.           Waiver of Subrogation.
Sublessee hereby waives any and all rights of recovery against Sublessor and Landlord and their respective subsidiaries and affiliates, and their respective officers, directors, stockholders, agents and employees relating to the Premises or property damage and any resulting business interruption losses, occurring on or arising out of the use, maintenance or occupancy of the Premises, or the building whether or not such loss or damage is insured.

13.           Termination of Master Lease.
(a)           In the event that during the Term of this Sublease the Master Lease is terminated or comes to an end for any reason, then this Sublease and any assignments of this Sublease shall terminate on the effective date of such termination of the Master Lease.

(b)           In the event that during the Sublease Term the Master Lease is terminated or comes to an end due to a default by Sublessor under the Master Lease, Sublessee shall have the rights and remedies available to Sublessee under applicable laws.

(c)           Sublessor shall provide to Sublessee a copy of any notice of default (that may lead to termination or cancellation of the Sublease) given or received by Sublessor under the Lease  reasonably promptly after the giving of such notice or receipt of such notice, as the case may be.

(d)           Notwithstanding the foregoing provisions of this Section, if the reason for such termination of the Master Lease shall be a default on the part of Sublessee with respect to any of the terms or conditions of this Sublease or of the Master Lease, Sublessor shall be entitled to recover from Sublessee as liquidated damages at least an amount equal to the damages which Landlord shall be entitled to recover from Sublessor in connection with such termination of the Master Lease.

14.           Repairs and Alterations.
There shall be no obligation on the part of Landlord or Sublessor to make any repairs, alterations or improvements in order to make the Premises ready for occupancy by Sublessee.  Prior to making any repairs, alterations or improvements on the Premises, Sublessee shall obtain the prior written consent thereto of both Landlord and Sublessor.  Any alterations, additions, or improvements made to the Premises, or Sublessee's behalf, whether at the expense of Sublessee or Sublessor, including but not limited to, wall covering, carpeting, or other floor covering, paneling and built-in cabinets shall be deemed a part of the real estate and the property of Sublessor and shall be surrendered with the Premises unless Landlord or Sublessor, by notice given to Sublessee no later than thirty (30) days prior to the end of the Term, shall elect to have Sublessee remove such alterations, additions, or improvements.  Sublessee shall thereupon accomplish such removal at its sole cost and repair any damage to the Premises caused by such removal.  In the event that Sublessor consents in writing to any alterations, additions, or improvements to the Premises by Sublessee, they shall be made at the sole cost of Sublessee by licensed contractors or workmen approved by Sublessor.  Sublessee shall secure all appropriate governmental approvals and permits and shall complete such alterations with due diligence.  Any consent or approval given by Landlord or Sublessor hereunder shall not give rise to rights to third parties to file mechanic's or materialman's liens, nor waive Sublessor's prohibition against such liens, nor in any manner abrogate that Section of this Sublease requiring Sublessee to keep Premises free of liens.

15.           Sublessee to Keep Premises Free of Liens.
Sublessee shall keep the Premises and the property on which the Premises is situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by Sublessee.  Sublessee shall indemnify, hold harmless, and defend Landlord and Sublessor from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Sublessee.  Such indemnity shall include, without limitation, all reasonable attorneys' fees and costs incurred by Landlord or Sublessor due to the filing of such mechanic's or materialman's lien or notice thereof.  In the event that Sublessee, within twenty (20) days following the imposition of any such lien, shall not cause such lien to be released of record by payment or posting of a proper bond, in addition to all other remedies provided herein and by law, Landlord or Sublessor shall have the right (but not the obligation) to cause the same to be released by such means as it shall deem proper, including bonding or payment of the claim giving rise to such lien.  All such sums paid by Landlord or Sublessor and all expenses incurred by it in connection therewith, including reasonable attorneys' fees and costs, shall be payable to Landlord or Sublessor by Sublessee on demand with the highest legal interest rate.  Landlord or Sublessor shall have the right at all times to give notice or to post and keep posted on Premises any notice permitted or required by law which Landlord or Sublessor shall deem proper for the protection of Sublessor, Landlord and the Premises or any other party having an interest therein from mechanic's and materialman's liens.  Sublessee shall give written notice to Landlord and Sublessor at least five (5) business days prior to the commencement of any work relating to the alterations or additions to the Premises and shall post a notice at the Premises giving all such persons notice of Sublessor's and Landlord's non-liability for work performed or materials supplied.  Failure to provide Landlord and Sublessor such notice or post the Premises shall be deemed a material breach of this Sublease.

16.           Assignment and Subletting.
Sublessee may not assign, sublease, transfer, sell, encumber or otherwise convey its interest in this Sublease, or any portion thereof, or its interest in the Premises, or any portion thereof, without the prior written consent of Sublessor, which consent may be granted or withheld in the sole discretion of Sublessor and the prior written consent of Landlord to the degree that such consent is required under the terms of the Master Lease, provided however, that if  Landlord consents thereto and provided further that if Sublessee remains primarily and jointly liable hereunder, with prior written notice to Sublessor, Sublessee shall have the right to assign this Sublease or sub-sublease the Premises to an entity that controls, is controlled by or under common control with Sublessee.   Any such other attempted purported assignment, subletting, transfer, sale, encumbrance or other conveyance obtained without first obtaining such prior written consent shall be void and of no force or effect, and shall not confer any interest or estate in the purported transferee and shall, at Sublessor's option, constitute an incurable default under this Sublease.

17.           Continuing Liability of Sublessor.
Notwithstanding anything to the contrary contained elsewhere in this Sublease, nothing contained in this Sublease shall be deemed or construed as relieving Sublessor from any of its duties, responsibilities or obligations under the Master Lease, and Sublessor shall in all events be and remain primarily liable under the Master Lease as a principal, and not as a guarantor or surety, for all duties, responsibilities and obligations (monetary or otherwise) contained in the Master Lease, to the same extent as though no subletting by Sublessor had been made.

18.           Notices.
Any notice, demand, consent, payment or communication given hereunder shall be in writing and shall be given by personal delivery, by commercial overnight delivery service or by certified mail, postage prepaid, return receipt requested, at the following addresses:

If to Sublessor:     c/o Fell Administration
1415 West 22nd Street
Suite 700E
Oakbrook, IL 60523

with a copy to:      Realogy
175 Park Avenue
Madison, NJ 07940
Attn: Corporate Real Estate

If to Sublessee:    Wright Investors’ Services Holdings Inc.
100 South Bedford Road
Mount Kisco, NY 10549
Attn: Ira Sobotko

If to Landlord:	The Marjorie M. Rowe Revocable Trust
                                                                               Dated October 29, 1998
c/o Brian O’Connor, Co-Trustee
Diserio Martin O’Connor & Castiglioni, LLP
One Atlantic Street
Stamford, CT 06901

Any of the above parties may, by like notice at any time and from time to time, designate a different address to which such notice shall be sent.  Such notices, requests, consents, payments or communications shall be deemed sufficiently given (a) if personally served, upon such service (b) if sent  by commercial overnight delivery service, upon the next business day following such sending, or (c) if mailed, forty-eight (48) hours following the first attempt of the postal service to deliver same.

19.           Notice of Default.
Sublessor and Sublessee each agree to give to the other, forthwith upon receipt thereof, a copy of any notice (including notice of default) under the Master Lease.

20.           Sublessee Defaults and Remedies.
Defaults.  The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Sublessee:

a)           If Sublessee shall fail to make any payment of any Rent or Additional Rent when due and payable, and such default shall continue for a period of five (5) days after written notice of such failure; or

b)           If Sublessee shall be in default in the performance of any of the other terms, covenants and conditions of this Sublease and (i) such default shall not have been remedied within thirty (30) days after written notice by Sublessor to Sublessee specifying such default and requiring it to be remedied; or (ii) where such default reasonably cannot be remedied within such period of thirty (30) days, if Sublessee shall not have commenced the remedying thereof within such period of time and shall not be proceeding with due diligence to remedy it; or

c)           If Sublessee shall desert or abandon the  Premises and such desertion or abandonment shall continue for a period of thirty (30) consecutive days; or

d)           The making by Sublessee of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Sublessee of a petition to have Sublessee adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Sublessee, the same is dismissed within sixty (60) days; or the appointment of a trustee or a receiver to take possession of substantially all of Sublessee's assets located at the Premises or of Sublessee's interest in this Sublease where possession is not restored to Sublessee within thirty (30) days; or the attachment, execution, or judicial seizure of substantially all of Sublessee's assets located at the Premises or of Sublessee's interest in this Sublease, where such seizure is not discharged within thirty (30) days after the levy thereof.

Remedies.       In the event of any default or material breach of Sublessee, which has not been cured after the giving of notice and expiration of applicable cure period, Sublessor may at any time thereafter, with or without notice or demand and without limiting Sublessor in the exercise of a right which Sublessor may have by reason of such default or breach, proceed as follows:

a)           Without terminating this Sublease, re-enter and take possession of the Premises or any part thereof and repossess same as Sublessor's former estate and expel Sublessee and those claiming through or under Sublessee, and remove the effects of both or either with force, if necessary, without being deemed guilty in trespass or of a forcible entry or detainer and without prejudice to any remedies for arrears of rent or preceding breach of covenants.  In such event, Sublessor shall be entitled to recover from Sublessee all damages incurred by Sublessor by reason of Sublessee's default, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commission actually paid, the worth at the time of the unpaid rent for the balance of the Term, and that portion of the leasing sums payable.  Such damages shall bear interest from the date due at the rate of 12%.

b)           Terminate this Sublease by express notice to that effect.

c)           Pursue any other remedy now or hereafter available to Sublessor under the laws or judicial decisions of the state where the Premises is located.

d)           Should Sublessor elect to re-enter as above provided, or should Sublessor take possession pursuant to legal proceedings or pursuant to any notice provided by law or otherwise, Sublessor may from time to time, without terminating this Sublease or Sublessee's obligations to pay rent hereunder, relet the Premises or any part thereof for such terms, at such rentals, and upon such other terms and conditions as Sublessor in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises, all at Sublessee's expense.  No such re-entry or taking of possession shall be construed as an election on Sublessor's part to terminate this Sublease unless a written notice of such express intention is given to Sublessee.

If this Sublease shall be terminated as provided in this Section, Sublessor may:

a)           Re-enter and resume possession of the Premises and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding, at law or in equity, or otherwise, without being liable for any damages therefor;  and

b)           Relet the whole or any part of the Premises for a period equal to, greater, or less than the remainder of the then-Term of this Sublease, at such rental and upon such terms and conditions as are acceptable to Sublessor, to any sublessee it may deem suitable and for any use and purpose it may deem appropriate.  Sublessor shall not be liable in any respect for failure to relet the Premises, or in any event of such reletting, for failure to collect the rent thereunder, and any sums received by Sublessor on a reletting in excess of the Rent reserved in this Sublease shall belong to Sublessor.

Sublessee shall pay to Sublessor, upon default of this Sublease, in accordance with the provisions hereof, or upon the abandonment of said Premises by Sublessee, a sum of money equal to the entire amount of Rent by this Sublease provided to be paid and at that time remaining unpaid, whether or not presently due, and upon making such payment, Sublessee shall be entitled to receive from Sublessor all rents received by Sublessor from other tenants on account of said Premises during the Term originally demised by this Sublease, less the expenses which Sublessor may have incurred in connection with said resumption of possession and reletting, including (without limitation) reasonable attorneys' fees, brokerage, cleaning, repairs, and decoration, provided, however, that the moneys to which Sublessee shall so become entitled shall in no event exceed the amount so paid by Sublessee to Sublessor.

Sublessee agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by Sublessor in the enforcement of any of the terms of this Sublease as a result of default by Sublessee.

The words "re-enter" and "re-entry," as used in this Section are not restricted to their technical legal meaning.

Sublessee hereby waives the service of any notice in writing by Sublessor of its intention to re-enter.

If this Sublease shall be terminated as provided in this Section or by summary proceedings or otherwise, Sublessor, in addition to any other rights under this Section, shall be entitled to recover as damages (a) the reasonable cost of performing any work required to be done by Sublessee under this Sublease, and all damages resulting from Sublessee's default in performing such work;  and (b) the cost of placing the Premises in the same condition as that in which Sublessee is required to surrender them to Sublessor under this Sublease.

21.           Counterparts.
This Sublease may be executed in counterparts, each of which shall be deemed to be an original hereof and facsimile copies or scanned pdf copies of signatures shall be deemed originals.

22.           Brokers and Commissions.
The parties acknowledge that no broker or agent was involved in the negotiations related to, or consummation of, this Sublease other than Newmark Grubb Knight Frank and Alliance Commercial Property LLC (collectively, the “Brokers”). Sublessor shall pay Newmark Grubb Knight Frank pursuant to separate agreement.  Any commission payable to Alliance Commercial Property LLC shall be payable by Newmark Grubb Knight Frank. Sublessor shall hold Sublessee harmless from and against any and all costs, liability, including attorneys’ fees and disbursement) arising out of any claim for a commission or other payment by the Brokers or any other broker or agent with whom Sublessor has dealt.   If Sublessee has dealt with any person or real estate broker other than the Brokers with respect to subleasing or renting space in the Building of which the Premises may be a part, Sublessee shall be solely responsible for the payment of any fee due said person or firm and Sublessee shall hold Sublessor free and harmless against any liability in respect thereto, including attorneys’ fees and costs. The terms of this Section 22 shall survive the expiration or earlier termination of the Sublease Term.

23.           Choice of Law.
This Sublease and the transaction contemplated hereunder shall be governed by and construed in accordance with the laws of the state where the Premises are located.

24.           Observance of Law.
Sublessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable law, statute, ordinance or governmental or environmental rule or regulation now in force or which may hereafter be enacted or promulgated.  Sublessee shall, as its sole cost and expense, promptly comply with all applicable laws, statutes, ordinances and governmental or environmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises.  The judgment of any tribunal of competent jurisdiction or the admission of Sublessee in any action against Sublessee, whether Sublessor is a party thereto or not, that Sublessee has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Sublessor and Sublessee.

25.           Attorney's Fees.
If either party brings an action to enforce the terms hereof, the prevailing party shall be entitled to receive reasonable attorney's fees and court costs from the other party.

26.           Consents.
Notwithstanding anything contained in this Sublease to the contrary, Sublessee shall have no claim, and hereby waives the right to any claim against Sublessor for money damages by reason of any refusal, withholding or delaying by Sublessor of any consent, approval or statement of satisfaction, and in such event, Sublessee's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

27.           Force Majeure.
Sublessor shall have no liability whatsoever to Sublessee on account of (a) the inability or delay of Sublessor in fulfilling any of Sublessor's obligations under this Sublease by reason of war, strike, other labor trouble, riots, civil unrest, governmental controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond Sublessor's reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Premises with electricity or water, or for any reason, whether similar or dissimilar to the above, beyond Sublessor's reasonable control.  If this Sublease specifies a time period for performance of an obligation of Sublessor, that time period shall be extended by the period of any delay in Sublessor's performance caused by any of the events of force majeure described above.

28.           Severability.
If any clause or provision of this Sublease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation or any governmental body or entity, effective during the Sublease Term, the intention of the parties hereto is that the remaining parts of this Sublease shall not be affected thereby unless such invalidity is essential to the rights of both parties in which event this Sublease shall terminate within ten (10) business days after the effective date of such imposition unless the parties agree in writing to modify the same to make it valid.

29.           Titles and Headings.
The titles and headings of sections of this Sublease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Sublease.

30.           Changes, Waivers, Discharge and Modifications in Writing.
No provision of this Sublease may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

31.           Landlord’s Consent.
Sublessee hereby acknowledges that this Sublease is contingent upon receipt by Sublessor and Sublessee of all necessary consents or approvals, including, without limitation, Landlord's Consent to this Sublease and Permit No 9-0412 and Permit No. 9-0099 being cleared of record (and evidence thereof provided to Sublessor). Promptly after the execution and delivery of this Sublease, Sublessor shall request Landlord's consent hereto in accordance with the terms of the Master Lease.

32.           Furniture.

Effective as of the Sublease Commencement Date, the furniture and equipment set forth on the attached Exhibit B (the “Furniture”) shall become the property of the Sublessee at no additional cost or expense of Sublessee. Sublessee acknowledges that the Furniture is used and that Sublessor is transferring the same in an “as-is” and “where-is” condition.  Sublessor makes no warranty or representation, either express or implied, as to design, operation or condition of the Furniture, or its merchantability or fitness for any particular use or purpose.  Sublessee is hereby accepting the Furniture based solely upon Sublessee’s own independent investigation and inspections of the Furniture and not in reliance on any information provided by Sublessor or any other party.  Sublessee releases Sublessor from any claims Sublessee or any of its subsidiaries, affiliates, officers, directors, agents or employees, may have or may assert against Sublessor arising out of or in connection with the Furniture.  Sublessor has made no agreement to alter, repair or improve any of the Furniture.  Sublessor specifically disclaims any warranty, guaranty or representation, oral or written, past or present, express or implied, concerning the Furniture. Sublessee acknowledges that Sublessor is not in the business of selling furniture, fixtures or equipment.  Sublessee shall be responsible for any taxes or charges levied, including, without limitation, sales tax, on the Furniture by reason of the transfer of the Furniture hereunder.  Sublessee shall be responsible for the removal of the Furniture from the Premises at the end of or during the Sublease Term (and the repair of any damage caused by such removal).  The indemnification obligations set forth in Section 4 of this Sublease are hereby expressly acknowledged to apply to Sublessee’s obligations under this provision.   The provisions of this paragraph shall survive the expiration or sooner termination of this Sublease.

33.           Representations

Sublessor represents and warrants to Sublessee  as follows:

(a)                         Sublessor has not assigned, sublet or transferred by operation of law or otherwise, any interest in or to the Master Lease or the Premises;

(b)           Sublessor has the right, power and authority to execute this Sublease and the same does not violate any contract to which Sublessor is a party.

Sublessee represents and warrants to Sublessor:

(a)           Sublessee has the right, power and authority to execute this Sublease and the same does not violate any contract to which Sublessee is a party.

IN WITNESS WHEREOF,  Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

SUBLESSOR:

Coldwell Banker Real Estate Services LLC,
a Delaware limited liability company

By:
Name:	Thomas F. McGovern
Title:	Vice President

SUBLESSEE:

Wright Investors’ Service Holdings, Inc., a Delaware corporation

By:
Name:
Title:

CONSENT TO SUBLEASE

The undersigned is the Landlord in the Master Lease described in the Sublease to which this Consent is appended, and Landlord consents to the said Sublease without waiver of restrictions, if any, against further assignments and subletting.

The Marjorie M. Rowe Revocable Trust Dated October 29, 1998

By:

Name:

Title:

EXHIBIT A

Master Lease
[See attached]

A

EXHIBIT B

Furniture Inventory
[See attached]

B